UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2016

Apollo Endosurgery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway

Building 1, Suite #300

Austin, Texas 78746

(Address of principal executive offices) (Zip Code)

(512) 279-5100

(Registrant’s telephone number, including area code)

Lpath, Inc.

4025 Sorrento Valley Blvd.

San Diego, California 92121

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2016, the Board of Directors of Apollo Endosurgery, Inc., formerly known as “Lpath, Inc.” (the “Company”), approved a new indemnity agreement to be entered into between the Company and its directors and executive officers. The indemnity agreement requires that the Company indemnify such persons to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by any such person as a result of such person being, or threatened to be, made a party to or participant in certain actions, suits and proceedings by reason of the fact that such person is or was a director or officer of the Company. The indemnity agreement also requires that the Company indemnify such persons to the fullest extent permitted by applicable law against certain expenses if such person is, or is threatened to be made, a party to or participant in a proceeding by or in the right of the Company to procure a judgment in its favor. The rights of each person who is a party to an indemnity agreement are not exclusive of any other rights to which such person may be entitled under applicable law, the Company’s certificate of incorporation, the Company’s bylaws, any other agreement, a vote of the Company’s stockholders, a resolution adopted by the Company’s board of directors or otherwise.

The foregoing description of the indemnity agreement is not complete and is subject to and qualified in its entirety by reference to the indemnity agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

On December 29, 2016, immediately following the closing of the Merger (as defined in Item 2.01 of this Current Report on Form 8-K), the Company entered into indemnity agreements with each of its directors and select executive officers: Todd Newton, Richard J. Meelia, Rick Anderson, Matthew S. Crawford, John Creecy, William D. McClellan, Jr., R. Kent McGaughy, Jr., Jack Nielsen, Bruce Robertson, Ph.D., Dennis L. McWilliams, Stefanie Cavanaugh, Bret Schwartzhoff, Charles Tribié and Chrissy Citzler-Carr.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 29, 2016, the Company completed its business combination with what was then known as “Apollo Endosurgery, Inc.” (“Apollo”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of September 8, 2016, by and among the Company, Lpath Merger Sub, Inc. (“Merger Sub”), and Apollo (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Apollo, with Apollo surviving as a wholly owned subsidiary of the Company (the “Merger”). Also on December 29, 2016, in connection with, and immediately following the completion of, the Merger, the Company effected a reverse stock split at a ratio of one new share for every five and one half shares of its common stock outstanding (the “1:5.5 Reverse Stock Split”), and immediately following the Merger, the Company changed its name to “Apollo Endosurgery, Inc.” Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by Apollo, which is a medical device company focused on the development and global distribution of less invasive products used in the treatment of obesity and other gastrointestinal disorders.

Under the terms of the Merger Agreement, the Company issued shares of its common stock to Apollo’s stockholders, at an exchange rate of approximately 0.3163  shares of Company common stock in exchange for each share of Apollo common stock outstanding immediately prior to the Merger (which exchange rate does not reflect the 1:5.5 Reverse Stock Split). The exchange rate was determined pursuant to the terms of the Merger Agreement. The Company also assumed all of the stock options outstanding under the Apollo 2006 Stock Option Plan and the Apollo 2016 Equity Incentive Plan (collectively the “Apollo Plans”), with such stock options representing the right to purchase a number of shares of Company common stock equal to approximately 0.3163 multiplied by the number of shares of Apollo common stock previously represented by such options under the Apollo Plans. The Company also assumed the Apollo Plans.

Immediately after the Merger and the 1:5.5 Reverse Stock Split, there were approximately 10.7 million shares of the Company’s common stock outstanding.  Immediately after the Merger, the former Apollo stockholders, warrantholders and optionholders owned approximately 95.9% of the fully-diluted common stock of the Company, with the Company’s stockholders and optionholders immediately prior to the Merger, whose shares of the Company’s common stock remain outstanding after the Merger, owning approximately 4.1% of the fully-diluted common stock of the Company.

The issuance of the shares of the Company’s common stock to the former stockholders of Apollo was registered with the U.S. Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-4 (File No. 333-214059) (the “Registration Statement”). Immediately prior to the Merger, Apollo issued and sold an aggregate of approximately $29.0 million of shares of Apollo common stock (the “Apollo Financing”) to certain current stockholders of Apollo and entities affiliated with certain directors of Apollo.  Additionally, $22.2 million in aggregate principal amount outstanding under the unsecured subordinated convertible promissory notes of Apollo and all interest accrued thereon were converted into shares of Apollo common stock.

The Company’s shares of common stock listed on The NASDAQ Capital Market, previously trading through the close of business on Thursday, December 29, 2016 under the ticker symbol “LPTN,” commenced trading on The NASDAQ Global Market, on a post-1:5.5 Reverse Stock Split adjusted basis, under the ticker symbol “APEN” on Friday, December 30, 2016. The Company’s common stock has a new CUSIP number, 03767D 108.

The Merger Agreement is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 10, 2016 Apollo entered into the Fourth Amendment to Credit Agreement (the “Credit Agreement”) by and among Apollo, the financial institutions or entities from time to time parties to thereto (the “Lenders”) and Athyrium Opportunities II Acquisition LP (“Athyrium”) in its capacity as administrative agent for itself and the Lenders.  The Company became party to the Credit Agreement as an additional guarantor pursuant to a Joinder Agreement dated December 29, 2016.

The Credit Agreement provides for initial aggregate borrowings of $50.0 million. On February 27, 2015, all of the initial borrowings under these credit facilities were used to pay down the Company’s existing indebtedness, with the remainder to be used for general corporate purposes.

The credit facility with Athyrium (the “Facility”) provided for an initial $50 million aggregate principal amount of term loan. The Company may not request future advances under the Facility. The Facility will mature on February 27, 2020. Loans under the Facility bear interest at 10.5% per annum. The Facility is secured, subject to customary permitted liens and other agreed upon exceptions, by a perfected security interest in (i) all tangible and intangible assets of the Apollo and Company, except for certain customary excluded assets, and (ii) all of the capital stock owned by the Company (limited, in the case of the stock of certain non-U.S. subsidiaries of the borrowers, to 66% of the capital stock of such subsidiaries).   The Facility includes covenants and terms that place certain restrictions on the Company’s ability to incur additional indebtedness, incur additional liens, make investments, effect mergers, declare or pay dividends, sell assets, engage in transactions with affiliates or make capital expenditures. The facility also includes financial covenants including minimum consolidated quarterly revenue (ranging from $15.7 million to $25.0 million), and a consolidated debt to revenue ratio (decreasing from 0.8 to 0.4).  Apollo has not been in compliance with financial covenants in the past and received waivers or amendments from the lender in respect of these covenants.

The loans under the Facility may be prepaid in full or in part through February 27, 2017 with payment of a 5.0% prepayment premium, after which they may be prepaid in full or in part through February 27, 2018 with payment of a 2.0% prepayment premium, and may be freely prepaid in full or in part thereafter. An additional 2% of the outstanding amount will be due upon prepayment or repayment of the loans under the Facility in full.

The Credit Agreement provides for optional acceleration by Athyrium upon an event of default. The Credit Agreement contains customary events of default, including the breach of transfer prohibitions, principal or interest payment defaults, financial covenants defaults and bankruptcy-related defaults.  Upon an event of default under the Credit Agreement, payment of any unpaid amounts under the  Facility may be accelerated by Athyrium and Athyrium may exercise its rights with respect to the collateral securing the Athyrium Facility .

Pursuant to the Credit Agreement Amendment, Apollo issued Athyrium a new warrant to purchase 163,915 shares of Company common stock with an exercise price of $21.29  per share  (as adjusted for the 1:5.5 Reverse Stock Split), effective upon the consummation of the merger. The new warrant will replace a similar warrant previously issued to Athyrium for the same number of shares of common stock and the same exercise price per share. The new warrant does not contain prior anti-dilution provisions and the prior warrant has been cancelled.

The descriptions of the Credit Agreement included herein are not complete and are subject to and qualified in their entirety by reference to the Athyrium Agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

At the special meeting of the Company’s stockholders held on December 27, 2016 (the “Special Meeting”), the Company’s stockholders approved the amended and restated certificate of incorporation of the Company to effect the 1:5.5 Reverse Stock Split of the Company’s common stock, and approved an amendment to the amended and restated certificate of incorporation of the Company to change the Company’s name from “Lpath, Inc.” to “Apollo Endosurgery, Inc.”

In connection with, and immediately following the completion of the Merger, the Company filed the amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effect the 1:5.5 Reverse Stock Split, which became effective on December 29, 2016.  Immediately following the 1:5.5 Reverse Stock Split and the Merger, there were approximately 10.7 million shares of the Company’s common stock outstanding.

No fractional shares were issued in connection with the 1:5.5 Reverse Stock Split. In accordance with the amended and restated certificate of incorporation, any fractional shares resulting from the 1:5.5 Reverse Stock Split was rounded down to the nearest whole number and each stockholder who would otherwise be entitled to a fraction of a share of common stock upon the 1:5.5 Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) shall, in lieu thereof, be entitled to receive a cash payment, rounded to the nearest whole cent, in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Company’s common stock on The NASDAQ Capital Market on December 29, 2016.

Also in connection with, and immediately following the Merger, the Company filed an amendment to the amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to change the Company’s name from “Lpath, Inc.” to “Apollo Endosurgery, Inc.” which became effective on December 29, 2016.

The foregoing descriptions of the amended and restated certificate of incorporation and the amendment to the amended and restated certificate of incorporation are not complete and are subject to and qualified in their entirety by reference to the amended and restated certificate of incorporation and the amendment to the amended and restated certificate of incorporation, copies of which are attached as Exhibit 3.1 and Exhibit 3.2, respectively, hereto and are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Pursuant to the Merger Agreement, all of the directors of the Company prior to the Merger, resigned as directors immediately prior to the effective time of the Merger. Prior to such resignation, the directors of the Company prior to the Merger appointed, effective as of the effective time of the Merger, nine designees selected by Apollo, each to serve as members of the Company’s board of directors.

In accordance with the Merger Agreement, on December 29, 2016, immediately prior to the effective time of the Merger, Jeffrey Ferrell, Daniel L. Kisner, M.D., Charles A. Matthews, Daniel Petree, and Donald R. Swortwood (together, the “Prior Directors”) resigned from the Company’s board of directors and any respective committees of the board of directors to which they belonged. Also on December 29, 2016, the Prior Directors appointed Rick Anderson, Matthew S. Crawford, John Creecy, William D. McClellan, Jr., R. Kent McGaughy, Jr., Richard J. Meelia, Todd Newton, Jack B. Nielsen and Bruce Robertson, Ph.D. as members of the Company’s board of directors effective as of the effective time of the Merger.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In accordance with the Merger Agreement, on December 29, 2016, immediately prior to the effective time of the Merger, Jeffrey Ferrell, Daniel L. Kisner, M.D., Charles A. Matthews, Daniel Petree, and Donald R. Swortwood resigned from the Company’s board of directors and any respective committees of the board of directors on which they served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Also on December 29, 2016, immediately prior to the effective time of the Merger, Gary J. G. Atkinson, the Company’s Interim Chief Executive Officer and Chief Financial Officer, resigned as an officer of the Company.

(c) On December 29, 2016, following the effective time of the Merger, the Company’s board of directors appointed Todd Newton as the Company’s Chief Executive Officer, Dennis L. McWilliams as the Company’s President and Chief Commercial Officer, Stefanie Cavanaugh as the Chief Financial Officer, Treasurer and Secretary, and Bret Schwartzhoff as Vice President, U.S. Sales and Marketing. There are no family relationships among any of the Company’s directors and executive officers.

Todd Newton

Todd Newton, 54, has served as Chief Executive Officer and as a member of the board of directors of Apollo since 2014. From 2009 to 2014, Mr. Newton served as Executive Vice President, Chief Financial Officer and Chief Operating Officer at ArthroCare Corporation, a medical device company. Prior to his leadership at ArthroCare, Mr. Newton served in a number of executive officer roles, including President and Chief Executive Officer, at Synenco Energy, Inc., a Canadian oilsands company. From 1994 to 2004, Mr. Newton was a Partner at Deloitte & Touche LLP. Mr. Newton holds a B.B.A. in accounting from The University of Texas at San Antonio.

In 2014, Apollo entered into an employment agreement with Mr. Newton which was amended in May 2016. The agreement is for an unspecified term, and entitles Mr. Newton to an initial annual base salary of $400,000. Mr. Newton is eligible to receive a target bonus of up to 50% of his base salary based upon the achievement of performance milestones. For performance years 2014 through 2017, Mr. Newton is eligible for a maximum bonus of 200% of his base salary based on the achievement of performance thresholds. In July of 2014 Mr. Newton was granted options which vested 25% in 2015, with the remainder vesting quarterly through 2018, and performance-based options which vest upon Apollo’s achievement of certain global revenue and EBITDA targets for calendar years 2016 and 2017. Pursuant to the terms of the agreement, Mr. Newton is subject to certain confidentiality obligations and was obligated to sign and comply with an agreement relating to proprietary information and inventions. Pursuant to the terms of the agreement, upon termination of his employment without cause or his resignation for good reason (each as defined in the agreement), Mr. Newton receives 12 months of base salary, any earned but unpaid bonus with respect to the prior year, and an extension of the period during which he is permitted to exercise his vested options. If the termination occurs within three months prior to or 12 months after a change in control (as defined in the agreement), 100% of his then unvested options will immediately vest and become exercisable. Upon the occurrence of a change in control without an associated termination of employment, 50% of Mr. Newton’s then unvested options will vest in full.

The description of the employment agreement included herein is not complete and is subject to and qualified in its entirety by reference to the employment agreement, a copy of which is attached as Exhibit 10.4 hereto and is incorporated herein by reference.

During 2015, Apollo issued unsecured subordinated convertible promissory notes in the aggregate principal amount of approximately $22.2 million to certain investors, including existing stockholders and certain executive officers of Apollo (the “2015 Note Financing”).  Mr. Newton purchased a note in the aggregate principal amount of $500,000 in the 2015 Note Financing.  The principal of the unsecured subordinated convertible promissory notes and accrued interest thereon were converted into shares of Apollo common stock in the Apollo Financing, and Mr. Newton was issued 498,059 shares of common stock of Apollo.  As a result of the Merger, Mr. Newton received 28,645 shares (as adjusted for the 1:5.5 Reverse Stock Split) of Company common stock in exchange for shares of Apollo common stock he held immediately prior to the Merger.

Dennis L. McWilliams

Dennis L. McWilliams, 45, has served as President and Chief Commercial Officer of Apollo since 2014. Mr. McWilliams co-founded Apollo in 2006 and served as President and Chief Executive Officer until 2014. From 2004 to 2006, Mr. McWilliams was an Entrepreneur in Residence at PTV Sciences LP‚ a venture capital fund focusing on life science and medical devices. Prior to this, Mr. McWilliams served as Chief Operating Officer at Chrysalis BioTechnology‚ Inc., a development stage biopharmaceutical company focused on developing novel drug therapies for tissue regeneration, which he co-founded in 1996 and sold in 2003. Mr. McWilliams holds a B.S. with Honors in aerospace engineering from the University of Texas at Austin and a M.S. in engineering management from Stanford University.

In 2005, Apollo entered into an employment agreement with Mr. McWilliams that was most recently amended in May 2016. The agreement is for an unspecified term and entitles Mr. McWilliams to an annual base salary of $350,000. The agreement also provides that he will be eligible to receive a target bonus of up to 60% of his base salary based upon the achievement of performance milestones. Pursuant to the terms of the original agreement, Mr. McWilliams was issued 500,000 shares of common stock of Apollo and, upon consummation of a corporate financing, a time-based option for 500,000 shares of common stock, which has fully vested. In 2014 Mr. McWilliams was granted (i) an option for common stock, which option vests monthly over four years commencing on January 1, 2014, and (ii) a performance-based option for common stock which option vests upon Apollo’s achievement of certain global revenue and EBITDA targets for calendar years 2016 and 2017. Mr. McWilliams is subject to certain confidentiality obligations and was obligated to sign and comply with an agreement relating to proprietary information and inventions. Upon the termination of his employment without cause or his resignation due to constructive termination (as defined in the agreement, as amended), Mr. McWilliams receives twelve months of base salary and six months of medical and dental premium reimbursement. Upon the occurrence of a change in control (as defined in the agreement, as amended), Mr. McWilliams’ then unvested options will vest in full.

The description of the employment agreement included herein is not complete and is subject to and qualified in its entirety by reference to the employment agreement, a copy of which is attached as Exhibit 10.3 hereto and is incorporated herein by reference.

Stefanie Cavanaugh

Stefanie Cavanaugh, 52, has served as Chief Financial Officer of Apollo since 2015. From 2014 to 2015 Ms. Cavanaugh provided advisory services to several healthcare companies. From 2010 to 2014, Ms. Cavanaugh served as Senior Vice President of Finance at Harden Healthcare, LLC, a provider of healthcare services for the long-term care industry, until its sale to Gentiva Health Services, Inc. She began her career with Ernst & Young before serving in executive management positions at The Cancer Therapy and Research Center, an affiliate of The University of Texas Health Science Center; Encore Medical Corporation, a medical device company; and Solis Women’s Health, a diagnostic imaging company. Ms. Cavanaugh holds a B.B.A. in accounting and finance from the University of Texas at Austin and is a Certified Public Accountant.

Pursuant to an offer letter executed by Apollo and Ms. Cavanaugh in March 2015, Ms. Cavanaugh’s employment by Apollo is for an unspecified term and entitles Ms. Cavanaugh to an initial annual base salary of $235,000. The offer letter also provides that Ms. Cavanaugh will be eligible to receive a bonus of up to 35% of base salary based upon her performance and the attainment of certain Apollo objectives. Pursuant to the terms of the offer letter, Ms. Cavanaugh was granted a time-based option which vested 25% in 2016, with the remainder vesting monthly through 2018.  Pursuant to the terms of the offer letter, Ms. Cavanaugh is subject to certain confidentiality obligations and was obligated to sign and comply with an agreement relating to proprietary information and inventions.  Pursuant to the terms of the offer letter, upon a change that results in a relocation of over 50 miles or results in a substantial reduction in her responsibilities or compensation, Ms. Cavanaugh will receive six months of base salary plus an amount equal to the annual bonus that would have been payable had she remained an employee of Apollo.  Upon a change of control (as defined in the offer letter), no less than 50% of Ms. Cavanaugh’s then unvested options will immediately vest in full, and if her employment shall terminate within twelve months after a change in control, 100% of her then unvested options shall immediately vest and become exercisable.

The description of the offer letter included herein is not complete and is subject to and qualified in its entirety by reference to the offer letter, a copy of which is attached as Exhibit 10.6 hereto and is incorporated herein by reference.

Bret Schwartzhoff

Bret Schwartzhoff, 44, has served as Vice President, U.S. Sales and Marketing of Apollo since December 2015 and from December 2014 to December 2015 served as Apollo’s Vice President U.S. Sales. From 2011 to 2014, Mr. Schwartzhoff served as Vice President of Marketing, Sports Medicine, and from 2013 to 2014 also served as Vice President of Sales and Marketing, Spine at ArthroCare Corporation and Smith & Nephew plc, which acquired ArthroCare, both medical device companies. Mr. Schwartzhoff holds a B.S. in business from Mankato State University and an M.B.A. from Wake Forest University.

Pursuant to an offer letter executed in November 2014, Mr. Schwartzhoff’s employment by Apollo is for an unspecified term and entitles Mr. Schwartzhoff to an initial annual base salary of $255,000. The offer letter also provides that Mr. Schwartzhoff will be eligible to receive a target bonus of up to 35% of his base salary based upon the achievement of performance milestones and an additional bonus of up to $145,000 with respect to the 2015 through 2016 performance period based upon achievement of certain revenue targets. Pursuant to the terms of the offer letter, Mr. Schwartzhoff was granted a time-based option which vested 25% in 2015, with the remainder vesting monthly through 2018. Pursuant to the terms of the offer letter, Mr. Schwartzhoff is subject to certain confidentiality obligations and was obligated to sign and comply with an agreement relating to proprietary information and inventions.  Pursuant to the terms of the offer letter, upon a change in control (as defined in the offer letter), no less than 50% of Mr. Schwartzhoff’s then unvested options will vest in full.

The description of the offer letter included herein is not complete and is subject to and qualified in its entirety by reference to the offer letter, a copy of which is attached as Exhibit 10.5 hereto and is incorporated herein by reference.

As further described in Item 1.01 above, each of Todd Newton, Dennis L. McWilliams, Stefanie Cavanaugh, and Bret Schwartzhoff entered into the Company’s standard form of indemnity agreement with the Company on December 29, 2016, immediately following the Merger.

(d) The information set forth in Item 5.01 of this Current Report on Form 8-K with respect to the appointment of directors to the Company’s board of directors pursuant to and in accordance with the Merger Agreement is incorporated by reference into this Item 5.02(d).

Audit Committee

On December 29, 2016, Richard J. Meelia, William D. McClellan, Jr. and R. Kent McGaughy, Jr. were appointed to the audit committee of the Company’s board of directors, and William D. McClellan, Jr. was appointed as the chairman of the audit committee.

Compensation Committee

On December 29, 2016, Jack B. Nielsen, Matthew S. Crawford, and Bruce Robertson, Ph.D. were appointed to the compensation committee of the Company’s board of directors, and Jack B. Nielsen was appointed as the chairman of the compensation committee.

Nominating and Corporate Governance Committee

On December 29, 2016, Richard J. Meelia, John Creecy and Rick Anderson were appointed to the nominating and corporate governance committee of the Company’s board of directors, and Richard J. Meelia was appointed as the chairman of the nominating and corporate governance committee.

Rick Anderson and Matthew S. Crawford, each of whom served as a director of Apollo prior to the Merger, are Managing Director and Managing Partner, respectively, of PTV Healthcare Capital which is an affiliate of each of PTV IV, L.P., PTV Special Opportunities Fund I, L.P. and PTV Sciences II, L.P. (collectively, the “PTV Entities”) which, in the aggregate, currently hold more than 10% of the Company’s outstanding common stock.  As a result of the Merger, the PTV Entities received approximately 4.2 million shares (as adjusted for the 1:5.5 Reverse Stock Split) of Company common stock in exchange for shares of Apollo common stock the PTV Entities held immediately prior to the Merger.

Bruce Robertson, Ph.D. served as a director of Apollo prior to the Merger.  Dr. Robertson is a managing director of H.I.G. Capital, LLC, which is an affiliate of H.I.G. Ventures —Endosurgery, LLC which currently holds more than 10% of the Company’s outstanding common stock.  As a result of the Merger, H.I.G. Ventures—Endosurgery, LLC received approximately 1.5 million shares (as adjusted for the 1:5.5 Reverse Stock Split) of Company common stock in exchange for shares of Apollo common stock it held immediately prior to the Merger.

John Creecy served as a director of Apollo prior to the Merger.  Mr. Creecy is Chief Executive Officer and Director of Remeditex Ventures, LLC, which currently holds more than 10% of the Company’s outstanding common stock.  As a result of the Merger, Remeditex Ventures, LLC received approximately 1.3 million shares (as adjusted for the 1:5.5 Reverse Stock Split) of Company common stock in exchange for shares of Apollo common stock it held immediately prior to the Merger.

R. Kent McGaughy, Jr. served as a director of Apollo prior to the Merger.  Mr. McGaughy is a Managing Director at CPMG, Inc., which is the general partner of Crested Crane Fund, LP, Curlew Fund, LP, Kestrel Fund, LP, Mallard Fund, LP and Roadrunner Fund, LP (collectively, the “CPMG Entities”) which, in the aggregated, currently hold more than 5% of the Company’s outstanding common stock.    As a result of the Merger, the CPMG Entities received approximately 0.8 million shares (as adjusted for the 1:5.5 Reverse Stock Split) of Company common stock in exchange for shares of Apollo common stock the CPMG Entities held immediately prior to the Merger.

As further described in Item 1.01 above, each of Rick Anderson, Matthew S. Crawford, John Creecy, William D. McClellan, Jr., R. Kent McGaughy, Jr., Richard J. Meelia, Todd Newton, Jack B. Nielsen and Bruce Robertson, Ph.D. entered into the Company’s standard form of indemnity agreement with the Company on December 29, 2016, immediately following the Merger.

The Company expects to review its non-employee director cash and equity compensation policies and such policies may be subject to change.

(e) On December 29, 2016, pursuant to the Merger Agreement, the Company assumed the Apollo Plans. Please see the sections of the Registration Statement titled “Management Following the Merger — Employment Benefits Plan — Apollo 2016 Equity Incentive Plan” and “Management Following the Merger — Employment Benefits Plan — Apollo 2006 Stock Plan” for information regarding the Apollo Plans, which such information is incorporated herein by reference.

Item 8.01 Other Events.

On December 29, 2016, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of Apollo required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)   Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)   Exhibits

Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated: December 30, 2016

	By:	/s/ Todd Newton
	Name:	Todd Newton
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger and Reorganization, dated as of September 8, 2016, by and among Apollo Endosurgery, Inc., Lpath, Inc. and Lpath Merger Sub, Inc. (incorporated by reference from the Company Current Report on Form 8-K, Exhibit 2.1, filed with the SEC on September 8, 2016).

3.1	Amended and Restated Certificate of Incorporation.

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation.

10.1	Form of Indemnity Agreement between Apollo Endosurgery, Inc. and its executive officers and directors.

10.2

Credit Agreement, dated February 27, 2015, by and among the Company, Athyrium Opportunities II Acquisition LP, as administrative agent, the guarantors party thereto, and the other lenders from time to time party thereto, as amended or supplemented on May 8, 2015, July 29, 2015, March 8, 2016 and October 10, 2016, together with the Exhibits, Schedules and Annexes thereto (incorporated by reference from the Registration Statement on S-4 (File No. 333-214059) filed with the SEC on October 11, 2016).

10.3

Employment Agreement, dated June 1, 2006 (effective September 1, 2005), as amended September 16, 2007, July 1, 2014 and May 19, 2016, between Apollo Endosurgery, Inc. and Dennis McWilliams (incorporated by reference from the Registration Statement on S-4 (File No. 333-214059) filed with the SEC on October 11, 2016).

10.4

Employment Agreement, dated June 1, 2014, as amended May 19, 2016, between Apollo Endosurgery, Inc. and Todd Newton (incorporated by reference from the Registration Statement on S-4 (File No. 333-214059) filed with the SEC on October 11, 2016).

10.5

Offer Letter, dated November 19, 2014, between Apollo Endosurgery, Inc. and Bret Schwartzhoff (incorporated by reference from the Registration Statement on S-4 (File No. 333-214059) filed with the SEC on October 11, 2016).

10.6	Offer Letter dated March 2, 2015 between Apollo Endosurgery, Inc. and Stefanie Cavanaugh.

99.1	Press release titled “Apollo Endosurgery Completes Merger with Lpath; Initiates Trading on NASDAQ as ‘APEN’” issued by Apollo Endosurgery, Inc. on December 29, 2016.